                                                                    EXHIBIT 10.1



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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           HUB INTERNATIONAL LIMITED,

                              416 ACQUISITION INC.

                                       and

                                 KAYE GROUP INC.

                          Dated as of January 19, 2001



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





                                TABLE OF CONTENTS

                                    ARTICLE I
                                   THE MERGER

                                                                                                                Page
                                                                                                                ----

SECTION 1.01. The Merger..........................................................................................1
SECTION 1.02. Closing.............................................................................................2
SECTION 1.03. Effective Time......................................................................................2
SECTION 1.04. Effects of the Merger...............................................................................2
SECTION 1.05. Certificate of Incorporation and By-Laws of the Surviving Corporation...............................2
SECTION 1.06. Directors and Officers of the Surviving Corporation.................................................2


                                   ARTICLE II
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Company Common Stock..................................................................3
SECTION 2.02. Dissenting Shares...................................................................................3
SECTION 2.03. Exchange of Certificates............................................................................4
SECTION 2.04. Election to Increase the Cash Component.............................................................6
SECTION 2.05. Stock Transfer Books................................................................................6
SECTION 2.06. Company Stock Options...............................................................................6
SECTION 2.07. Company Restricted Stock............................................................................7
SECTION 2.08. Interest on Merger Consideration....................................................................9


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


SECTION 3.01. Organization and Qualification; Subsidiaries.......................................................10
SECTION 3.02. Certificate of Incorporation and By-Laws...........................................................10
SECTION 3.03. Capitalization.....................................................................................11
SECTION 3.04. Authority Relative to This Agreement...............................................................11
SECTION 3.05. No Conflict; Required Filings and Consents.........................................................12
SECTION 3.06. Permits; Compliance................................................................................13
SECTION 3.07. SEC Filings; Financial Statements..................................................................13
SECTION 3.08. Undisclosed Liabilities............................................................................14
SECTION 3.09. Absence of Certain Changes or Events...............................................................14
SECTION 3.10. Absence of Litigation..............................................................................15
SECTION 3.11. Employee Benefit Matters...........................................................................15
SECTION 3.12. Material Contracts.................................................................................17
SECTION 3.13. Environmental Matters..............................................................................19
SECTION 3.14. Title to Properties; Absence of Liens and Encumbrances.............................................20
SECTION 3.15. Intellectual Property..............................................................................20
SECTION 3.16. Taxes..............................................................................................21
SECTION 3.17. Board Approval; Vote Required......................................................................22




                                       i
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

SECTION 3.18. Employment Agreements and other Affiliate Transactions.............................................22
SECTION 3.19. Insurance..........................................................................................22
SECTION 3.20. State Takeover Statutes............................................................................22
SECTION 3.21. Labor Matters......................................................................................23
SECTION 3.22. Brokers............................................................................................24
SECTION 3.23. Title to Insurance Business........................................................................24
SECTION 3.24. Absence of Restrictions on Conduct of Business.....................................................24
SECTION 3.25. Computer Systems...................................................................................24
SECTION 3.26. Insurance Companies................................................................................24
SECTION 3.27. No Downgrading of Rating...........................................................................24
SECTION 3.28. Fairness Opinion...................................................................................25
SECTION 3.29. Insurance Company Organization and Qualification; Subsidiaries.....................................25
SECTION 3.30. Insurance Company Certificate of Incorporation and By-Laws.........................................26
SECTION 3.31. Insurance Company Capitalization...................................................................26
SECTION 3.32. Insurance Company Permits; Compliance..............................................................27
SECTION 3.33. Insurance Company Financial Statements.............................................................27
SECTION 3.34. Undisclosed Liabilities of the Insurance Companies.................................................27
SECTION 3.35. Absence of Certain Changes or Events With Respect to the Insurance
                    Companies....................................................................................28
SECTION 3.36. Absence of Insurance Company Litigation............................................................28
SECTION 3.37. Insurance Company Material Contracts...............................................................28
SECTION 3.38. Insurance Company Taxes............................................................................30
SECTION 3.39. Absence of Restrictions on Conduct of Insurance Company Business...................................30
SECTION 3.40. Insurance Company Computer Systems.................................................................31
SECTION 3.41. No Downgrading of Rating of Insurance Companies....................................................31


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01. Organization and Qualification; Subsidiaries.......................................................31
SECTION 4.02. Articles of Incorporation and By-Laws..............................................................31
SECTION 4.03. Authority Relative to This Agreement...............................................................31
SECTION 4.04. Capitalization.....................................................................................32
SECTION 4.05. No Conflict; Required Filings and Consents.........................................................32
SECTION 4.06. Permits; Compliance................................................................................33
SECTION 4.07. Filings; Financial Statements......................................................................34
SECTION 4.08. Undisclosed Liabilities............................................................................34
SECTION 4.09. Taxes..............................................................................................35
SECTION 4.10. Operations of Merger Sub...........................................................................35
SECTION 4.11. Financing..........................................................................................35
SECTION 4.12. Brokers............................................................................................35
SECTION 4.13. Affiliate Transactions.............................................................................35
SECTION 4.14. Authorization of Parent Convertible Debentures.....................................................36
SECTION 4.15. Indebtedness of Parent.............................................................................36


                                    ARTICLE V
                    CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 5.01. Conduct of Business by the Company Pending the Merger..............................................37
SECTION 5.02. Notification of Certain Matters....................................................................39

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01. Registration Statement; Company Proxy Statement....................................................40
SECTION 6.02. Company Stockholders' Meeting......................................................................41
SECTION 6.03. Access to Information; Confidentiality.............................................................41
SECTION 6.04. No Solicitation or Negotiation.....................................................................42
SECTION 6.05. Directors' and Officers' Indemnification and Insurance.............................................43
SECTION 6.06. Further Action; Consents; Filings..................................................................44
SECTION 6.07. Consent of Holders of Restricted Stock.............................................................44
SECTION 6.08. Public Announcements...............................................................................45
SECTION 6.09. Parent Shareholders' Meeting.......................................................................45
SECTION 6.10. Affiliates.........................................................................................45
SECTION 6.11. Board Nomination...................................................................................45
SECTION 6.12. Certain Funding of the Company.....................................................................45
SECTION 6.13. Parent Debentures..................................................................................45
SECTION 6.14. Filing With Insurance Regulatory Authorities.......................................................46



                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Merger...........................................................................46
SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub.............................................47
SECTION 7.03. Conditions to the Obligations of the Company.......................................................48

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination........................................................................................48
SECTION 8.02. Effect of Termination..............................................................................50
SECTION 8.03. Amendment..........................................................................................51
SECTION 8.04. Waiver.............................................................................................51
SECTION 8.05. Fees and Expenses..................................................................................51


                          ARTICLE IX GENERAL PROVISIONS


SECTION 9.01. Notices............................................................................................52
SECTION 9.02. Non-Survival of Representations, Warranties and Agreements.........................................53
SECTION 9.03. Parties in Interest................................................................................54
SECTION 9.04. Certain Definitions................................................................................54

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                                       iii


SECTION 9.05. Severability.......................................................................................56
SECTION 9.06. Specific Performance...............................................................................57
SECTION 9.07. Governing Law; Forum...............................................................................57
SECTION 9.08. Headings...........................................................................................57
SECTION 9.09. Counterparts.......................................................................................57
SECTION 9.10. Entire Agreement...................................................................................57
SECTION 9.11. Waiver of Jury Trial...............................................................................58

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                                      iv
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                            GLOSSARY OF DEFINED TERMS

                                                            Location of
Defined Term                                                 Definition
Acquisition Proposal......................................... section 9.04(a)
Action........................................................section 3.10
Affiliate.....................................................section 6.10
Agreement.....................................................Recitals
beneficial owner..............................................section 9.04(c)
Bermuda Co....................................................section 3.30(a)
Bermuda Co. Common Stock......................................section 3.32(b)
Blue Sky Laws.................................................section 3.05(b)
Board.........................................................Recitals
business day..................................................section 9.04(a)
Canadian GAAP.................................................section 4.07(b)
Cash Component................................................section 2.01(a)
Certificate of Merger.........................................section 1.02
Certificates..................................................section 2.03(b)
Closing.......................................................section 1.02
Closing Date..................................................section 1.02
Code..........................................................section 2.03(e)
Company.......................................................Preamble
Company Balance Sheet.........................................section 3.07(b)
Company Benefit Plans.........................................section 3.11(a)
Company Board Approval........................................section 3.17(a)
Company Common Stock..........................................Recitals
Company Disclosure Schedule...................................section 3.01(b)
Company Material Contracts....................................section 3.12(a)
Company Permits...............................................section 3.06(a)
Company Proxy Statement.......................................section 3.23
Company SEC Reports...........................................section 3.07(a)
Company Stock Option Plan.....................................section 2.05
Company Stock Options.........................................section 2.05
Company Stockholders' Approval................................section 3.04
Company Stockholders' Meeting.................................section 6.02
Company Stockholders' Vote....................................section 3.04
Company Subsidiaries..........................................section 3.01(a)
Computer Systems..............................................section 9.04(e)
Confidentiality Agreement.....................................section 6.03(b)
control.......................................................section 9.04(f)
Debenture Component...........................................section 2.01(a)
DGCL..........................................................Recitals
Dissenting Shares ............................................section 2.02
Effective Time................................................section 1.03



Employee Termination.........................................section 2.07(c)
Environmental Laws...........................................section 3.13
Environmental Permits........................................section 3.13
ERISA........................................................section 3.11(a)
Excess Debenture Component...................................section 2.04(f)
Exchange Act.................................................section 3.05(b)
Exchange Agent...............................................section 2.03(a)
Exchange Fund................................................section 2.03(a)
Expenses.....................................................section 8.05(b)
Fee..........................................................section 8.05(a)
Governmental Entity..........................................section 3.05(b)
Hazardous Substances.........................................section 3.13
HSR Act......................................................section 3.05(b)
Insignificant Insurance Subsidiaries.........................section 3.30(d)
Insurance Companies..........................................section 3.30(a)
Insurance Company Balance Sheets.............................section 3.34
Insurance Company Material Contracts.........................section 3.38(a)
Insurance Company Permits....................................section 3.33
Insurance Company Subsidiaries...............................section 3.30(a)
Insurance Financial Statements...............................section 3.34
Intellectual Property........................................section 3.15
IRS..........................................................section 3.11(a)
Law..........................................................section 3.05(a)
Liens........................................................section 3.14(b)
Material Adverse Effect......................................section 9.04(h)
Merger.......................................................Preamble
Merger Consideration.........................................section 2.01(a)
Merger Sub...................................................Preamble
Multiemployer Plan...........................................section 3.11(b)
Multiple Employer Plan.......................................section 3.11(b)
Nasdaq.......................................................section 3.05(b)
Order........................................................section 7.01(c)
OSC..........................................................section 4.05(b)
Parent.......................................................Preamble
Parent Common Shares.........................................section 4.04
Parent Debentures............................................section 9.04(i)
Parent Preferred Shares......................................section 4.04
Parent Reports...............................................section 4.07
Parent Shareholders' Approval................................section 4.03
Parent Shareholders' Meeting.................................section 6.10
Parent Share Options.........................................section 4.04
Parent Share Option Plans....................................section 4.04
Parent Permits...............................................section 4.05
Parent Subsidiaries..........................................section 4.04
Payment Time.................................................section 2.07(d)


Performance Stock Plan.......................................section 9.04(k)
person.......................................................section 9.04(j)
Principal Stockholders.......................................Recitals
Related Party Transactions...................................section 4.04(c)
Restricted Share.............................................section 2.07(a)
Registration Statement.......................................section 6.01(a)
Representatives..............................................section 6.03(b)
Required Consents............................................section 3.05(b)
Rhode Island Co..............................................section 3.30
Rhode Island Co. Common Stock................................section 3.32(a)
SEC..........................................................section 2.04(b)
Securities Act...............................................section 3.05(b)
Significant Insurer..........................................section 3.27
subsidiary...................................................section 9.04(l)
Superior Proposal............................................section 9.04(m)
Surviving Corporation........................................section 1.01
Taxes........................................................section 9.04(n)
TSE..........................................................section 4.05(b)
U.S. GAAP....................................................3.07(b)
Vested Share Consideration...................................section 2.07(a)
Vested Share Right...........................................section 2.07(a)
Voting Agreements............................................Recitals


                  AGREEMENT AND PLAN OF MERGER dated as of January 19, 2001 (this "Agreement") among Hub International Limited, a corporation organized under the laws of Ontario ("Parent"), 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Kaye Group Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of each corporation and its respective stockholders to merge Merger Sub with and into the Company;

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Delaware General Corporation law (the "DGCL") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $ .01 per share, of the Company ("Company Common Stock"), other than shares owned by Parent, Merger Sub or the Company, and other than Dissenting Shares (as defined in Section 2.02(a) below), will be converted into the right to receive a combination of Parent Debentures (as defined herein) and cash, without interest thereon, except as otherwise provided in Section 2.08 hereof, per share of Company Common Stock, as provided for herein;

                  WHEREAS, on the date hereof, and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company who collectively hold a majority of the outstanding shares of the Company (the "Principal Stockholders") have entered into stock option and voting agreements (the "Voting Agreements") pursuant to which such stockholders agreed (i) to vote to approve the Merger and adopt this Agreement, (ii) to grant an option to Parent to purchase their Company Common Stock and (iii) to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Voting Agreements; and

                  WHEREAS, Parent intends to issue and sell to Fairfax Financial Holdings Limited certain securities to obtain financing for a portion of the aggregate Merger Consideration (as defined herein);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                   Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.03 herein) Merger Sub shall be merged with and into the Company. As a result of the

Merger, the separate corporate existence of Merger
Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

    SECTION 1.02. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York time) at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069 on a date to be specified by the parties hereto (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to by the parties hereto.

    SECTION 1.03. Effective Time. On the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as is agreed upon by the parties and specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

    SECTION 1.04. Effects of the Merger. The Merger shall have the effects as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

    SECTION 1.05. Certificate of Incorporation and By-Laws of the Surviving Corporation. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 6.05(a), the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 1.06. Directors and Officers of the Surviving Corporation. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                 (a) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or approval.

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

                  (a) Conversion of Company Common Stock. Subject to Sections
         2.02 and 2.07, each issued and outstanding share of Company Common Stock (other than shares to be canceled pursuant to Section 2.01(b)) shall be automatically converted into the right to receive $14 (the "Merger Consideration") payable as follows: (A) net amount of $9.3334 in cash, without interest thereon, except as otherwise provided in
         Section 2.08 hereof (the "Cash Component"), and (B) $4.6666 principal amount of a Parent Debenture (the "Debenture Component"). Pursuant to
         Section 2.04, Parent may elect to increase the Cash Component and decrease the Debenture Component as provided therein. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, except as otherwise provided in Section 2.08 hereof.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or held in the treasury of the Company or any Company Subsidiary shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     SECTION 2.02. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such section 262, except that all

Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.03, of the certificate or certificates that formerly evidenced such shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     SECTION 2.03. Exchange of Certificates. (a) Exchange Agent. Immediately after the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, (i) certificates evidencing the Parent Debentures issuable pursuant to Section 2.01(a) as of the Effective Time and (ii) cash, in an aggregate amount sufficient to pay the total cash payable to the holders of shares of Company Common Stock pursuant to Section 2.01(a) (such cash and certificates of Parent Debentures being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the Parent Debentures and cash contemplated to be issued or paid pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Sections 2.03(c) and (g) hereof, the Exchange Fund shall not be used for any other purpose.

                  (a) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than shares of Company Common Stock that have been cancelled pursuant to Section 2.01(b)) (the "Certificates"), and whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall have such other conditions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.03(e), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. Except as otherwise provided in Section 2.08 hereof, no interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II on the Merger Consideration.

                  (c) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock in respect of any Merger Consideration that is delivered to a public official pursuant to any abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b))), any such Merger Consideration, except to the extent permitted by applicable Law, will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (d) Withholding. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any provision of any state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding were made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, without any interest thereon.

                  (f) No Fractional Debentures. Parent Debentures issued upon the surrender for exchange of Certificates shall be issued only in principal amounts of $1,000 and integral multiples thereof. If the aggregate principal amount of Debenture Component due to a holder of a Certificate pursuant to
Section 2.01(a) above is less than $1,000, then such holder shall receive cash in lieu of such Debenture Component. If the aggregate principal amount of Debenture Component due to a holder of a Certificate pursuant to Section 2.01(a) above exceeds $1,000, then, with respect to that amount of Debenture Component that exceeds $1,000 or the nearest integral multiple thereof (the "Excess Debenture Component"), such holder shall receive cash in lieu of the Excess Debenture Component.

                  (g) Investment of Exchange Fund. The Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from Parent and on behalf of the stockholders of the Company, in securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $500,000,000. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, as Parent directs.

                  (h) No Further Rights in Company Common Stock. All Parent Debentures issued or cash paid upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock.

    SECTION 2.04. Election to Increase the Cash Component. Notwithstanding anything to the contrary herein, Parent may in its sole discretion, on any date prior to the effectiveness of the Registration Statement (as defined herein) with the Securities and Exchange Commission (the "SEC"), elect to increase the Cash Component up to $14 and decrease the Debenture Component correspondingly. The Parent shall evidence any such election by delivering a written notice to the Company stating the Cash Component and Debenture Component.

    SECTION 2.05. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided in this Agreement or by Law.

    SECTION 2.06. Company Stock Options. Prior to the Effective Time, all outstanding stock options (the "Company Stock Options") issued under the Company's Amended and Restated Stock Option Plan (the "Company Stock Option Plan") shall become vested (i.e., such Company Stock Options shall become fully exercisable as to all shares of Company Common Stock covered thereby and as to which such Company Stock Options have not been previously exercised) and, immediately prior to the Effective Time, for each Company Stock Option, the holder of each such Company Stock Option (an "Optionee") shall be entitled to receive, in settlement and cancellation thereof, an amount of cash equal to the product of (A) the difference between the Merger Consideration and the exercise price per share of Company Common Stock provided in each Company Stock Option, and (B) the number of shares of Company Common Stock covered by such Company Stock Option, which payment shall be made to each Optionee immediately prior to the Effective Time by the Company. As of the

Effective Time, the Company shall cause the Company Stock Option Plan and each outstanding Company Stock Option to terminate.

     SECTION 2.07. Company Restricted Stock. (a) Immediately prior to the Merger, each holder (a "Performance Stock Holder") of shares of Company Common Stock granted pursuant to the Stock Performance Plan (as defined herein) prior to the date hereof (each a "Performance Stock Share"), which Performance Stock Share is (i) outstanding immediately prior to the Effective Time and (ii) either
(x) has vested pursuant to, and in accordance with, the terms of the Performance Stock Plan or (y) will as a result of the Merger become vested pursuant to, and in accordance with, the Performance Stock Plan, shall be cancelled and such Performance Stock Holder shall be entitled to a right (a "Vested Share Right") to receive in full payment therefor and settlement thereof an amount of cash equal to $14 per Performance Stock Share without interest thereon (the "Vested Share Consideration") less applicable withholding taxes. The Board of Directors of the Company (the "Board") shall cause the Performance Stock Plan to terminate as of the Effective Time and each Performance Stock Share outstanding at the Effective Time shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Performance Stock Shares shall cease to have any rights with respect thereto except as set forth in this
Section 2.07.

                  (b) The aggregate amount of the Vested Share Consideration that could become payable pursuant to Section 2.07(a), which the parties agree is currently equal to $2,668,070, subject to adjustment in accordance with the terms hereof (the "Escrow Fund"), shall be paid by the Parent to a mutually agreeable escrow agent (the "Escrow Agent") as soon as practicable after the Effective Time pursuant to an escrow agreement mutually agreeable to the Parent, the Company and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall provide that the entire Escrow Fund shall be paid promptly after the first anniversary of the Effective Time, and, except as provided below, not before that time, to the One-Year Qualified Holders (as defined below). Payment of the Escrow Fund to the One-Year Qualified Holders shall be made pro rata to each such holder according to the number of his or her Performance Stock Shares that were cancelled pursuant to Section 2.07(a) above.

                  (c) A "One-Year Qualified Holder" shall mean any Performance Stock Holder (i) who continues to be employed by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries on the first anniversary of the Effective Time or (ii) whose employment with the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries was terminated on or prior to the first anniversary of the Effective Time only by reason of one of the following: (x) by such Performance Stock Holder's death or disability (as defined in the Company's applicable medical or disability plan), (y) by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries without Cause (as defined below); or (z) by the Performance Stock Holder for Good Reason (as defined below). Upon any Performance Stock Holder's death after the Effective Time but on or before the first anniversary thereof, any such holder's heirs shall be entitled to receive as promptly as practicable all payments in respect of such Vested Share Right without waiting until the first anniversary of the Effective Time. Upon any Performance Stock Holder's termination from employment without Cause by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries, or termination by the Performance Stock Holder for Good Reason, after the Closing Date but on or before the first anniversary thereof, any such holder shall be entitled to receive as promptly as practicable all payments in respect of such Vested Share Right without waiting until the first anniversary of the Effective Time.

                  (d)      For purposes of Section 2.07(c):

                           (x) "Cause" shall mean (i) a breach by the Performance Stock Holder of the provisions of his or her Employment Agreement, which breach shall not have been cured by the Performance Stock Holder within thirty (30) days following notice thereof by the employer, the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries to the Performance Stock Holder, (ii) the commission of gross negligence or bad faith by the Performance Stock Holder in the course of the Performance Stock Holder's employment,
         (iii) the commission by the Performance Stock Holder of a criminal act of fraud, theft or dishonesty causing damages to the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries or (iv) the Performance Stock Holder's conviction of (or plea of nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in financial harm to or adversely affects the goodwill of the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries; and

                           (y) "Good Reason" shall mean:

                           (i) the assignment to the Performance Stock Holder of
                  any duties substantially inconsistent with the position with the Company or its direct or indirect subsidiaries that the Performance Stock Holder held immediately prior to the Effective Time, or a significant adverse alteration in the nature or status of the Performance Stock Holder's responsibilities or the conditions of the Performance Stock Holder's employment from those in effect immediately prior to the Effective Time, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries, promptly after receipt of notice thereof given by the Performance Stock Holder;

                           (ii) a material reduction by the Surviving
                  Corporation, the Parent or any of their direct or indirect subsidiaries in the Performance Stock Holder's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting most key personnel of the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries and most key personnel of any person in control of the Parent;

                           (iii) any failure by the Surviving Corporation, the
                  Parent or any of their direct or indirect subsidiaries, as applicable, to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Surviving Corporation or the

                  Parent, as applicable, to assume expressly and agree to perform the provisions of any employment agreement to which the Performance Stock Holder is a party in the same manner and to the same extent that the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries would be required to perform if no such succession had taken place;

                           (iv) the relocation of the offices at which the
                  Performance Stock Holder is principally employed immediately prior to the Effective Time hereunder to a location more than 35 miles from such location, or the imposition of any requirement by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries that the Performance Stock Holder be based anywhere other than the offices at which the Performance Stock Holder is principally employed immediately prior to the Effective Time, except for business related travel to an extent substantially consistent with the Performance Stock Holder's business travel obligations immediately prior to the Effective Time; or

                           (v) the failure by the Parent or the Surviving
                  Corporation, as the case may be, to continue to provide the Performance Stock Holder with benefits substantially similar to those enjoyed by the Performance Stock Holder under any of the life insurance, medical, accident, disability or other employee benefit or compensation plans of the Company or any of the Company Subsidiaries in which the Performance Stock Holder was participating at the Effective Time or the failure by the Parent or the Surviving Corporation, as the case may be, to provide the Performance Stock Holder with the number of paid vacation days to which the Performance Stock Holder is entitled on the basis of years of service with the Company or any of its subsidiaries, as the case may be, in accordance with the normal vacation policies of the Company or any such subsidiary, as the case may be, in effect at the Effective Time, unless such failure or taking of action similarly affects most key personnel of the Parent and its subsidiaries.

     SECTION 2.08. Interest on Merger Consideration. If the Effective Time shall not have occurred on or before the 180th day (the "Interest Date") following the date on which the Company Proxy Statement (as defined herein) is filed with the SEC, then the Merger Consideration shall be adjusted by adjusting each of the Cash Component and the Debenture Component to reflect the accrual of interest at a rate of 8.5% per annum for the period beginning on the day immediately following the Interest Date and ending on the date of the Effective Time. Notwithstanding the previous sentence, no interest shall accrue and no adjustment to the Merger Consideration shall be made if the Company shall have failed in any material respect to comply with Section 6.06.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY



                  As an inducement to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. (a) Each of the Company and each operating subsidiary of the Company with total assets in excess of $50,000 on its balance sheet at September 30, 2000 (collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to be so organized, existing or in good standing or to have such power, authority, and governmental approvals would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.04). The Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Section 3.01(b) of the disclosure schedule prepared by the Company and delivered by the Company to Parent prior to the execution of this Agreement and forming a part of this Agreement (the "Company Disclosure Schedule") sets forth a true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each Company Subsidiary, and separately identifies all subsidiaries of the Company that are not Company Subsidiaries (collectively, the "Insignificant Subsidiaries"). Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  (c) None of the Insignificant Subsidiaries has any liabilities or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for such liabilities and obligations as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary.

     SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of the Company and each Company Subsidiary. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its

Certificate of Incorporation or By-Laws. True and complete copies of all minute books of the Company have been made available by the Company to Parent.

     SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of Company Common Stock and (b) 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"). As of the date hereof, (a) 8,481,471 shares of Company Common Stock and (b) no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. 4,481 shares of Company Common Stock and no shares of Company Preferred Stock, are held in the treasury of the Company or by any Company Subsidiary and 1,350,000 shares of Company Common Stock have been duly reserved for future issuance pursuant to the Company Stock Option Plan. There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except for the Company Stock Options granted pursuant to the Company Stock Option Plans or pursuant to agreements or arrangements described in Section 3.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party relating to the issued or unissued stock of the Company or any Company Subsidiary or conditionally or absolutely obligating the Company or any Company Subsidiary to issue or sell any shares of stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.03(a) of the Company Disclosure Schedule sets forth all Company Stock Options, including the relevant vesting times and exercise periods. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding obligations (whether conditional or absolute) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares or other equity interests of Company Common Stock or any shares or other equity interests of any Company Subsidiary. Each outstanding share of stock or other equity interest of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

                  (b) Restricted Stock. Section 3.03(b) of the Company Disclosure Schedule sets forth a true and complete list of each holder of Restricted Shares, and identifies how many Restricted Shares of each such holder
(i) are vested as of the date hereof and (ii) may be vested, whether by reason of the Merger (assuming only for purposes of this Section 3.03(b) that the Effective Time is at December 31, 2001) or otherwise at December 31, 2001.

     SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of holders of a majority of the Company Common Stock (the "Company Stockholders' Approval") entitled to vote on the matter (the "Company Stockholders' Vote"), and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has approved this Agreement, the Merger and the other transactions contemplated herein and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger.

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) conflict with or violate any federal, national, state, provincial, municipal or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Insurance Companies.

                  (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority (a "Governmental Entity"), except (i) for (A) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the requirements of other applicable competition laws, (B) the requisite approvals of insurance regulatory authorities (including, without limitation, the insurance regulatory authorities of Rhode Island), (C) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), state securities or "blue sky" laws (the "Blue Sky Laws") and state takeover laws, (D) the DGCL with respect to the filing of the Delaware Certificate of Merger and (E) the rules and regulations of the Nasdaq National Market (the "Nasdaq") (the foregoing clauses (i)(A) through (E) being referred to collectively as the "Required Consents") and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Insurance Companies.

     SECTION 3.06. Permits; Compliance. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") except where the failure to obtain any such Company Permits would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

                  (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any (i) Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) Company Permits, except in each case for any such conflicts, defaults or violations that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998 and has heretofore delivered or made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000,
(iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 1, 1998 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since April 1, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Company SEC Reports") and
(v) complete (i.e., unredacted) copies of each exhibit to the Company SEC Reports filed with the SEC. The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X adopted by the SEC) and each presented in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, individually or in the aggregate, a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2000 is hereinafter referred to as the "Company Balance Sheet".

                  (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications that have not been filed with the SEC to all agreements, documents or other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     SECTION 3.08. Undisclosed Liabilities. Except for those liabilities that are disclosed in Section 3.08 of the Company Disclosure Schedule or are fully reflected or reserved against on the Company Balance Sheet, neither the Company nor any Company Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Company Balance Sheet in the ordinary course of business, that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Sections 3.07, 3.11, 3.13, and 3.16, the provisions of such Sections and not this Section 3.08 shall apply.

     SECTION 3.09. Absence of Certain Changes or Events. From September 30, 2000 through the date hereof, except as set forth in Section 3.09 of the Company Disclosure Schedule, (a) each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and (b) there has not been any circumstance, event, occurrence, change or effect that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.10. Absence of Litigation. Except as specifically disclosed in
Section 3.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or against any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign which the Company reasonably believes, individually or in the aggregate, could result in liability of the Company or any Company Subsidiary in amounts in excess of $50,000. Except as specifically disclosed in Section 3.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.11. Employee Benefit Matters. (a) Plans and Material Documents.
Section 3.11 (a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"). Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, each Company Benefit Plan is in writing and the Company has made available to Parent a true and complete copy of each Company Benefit Plan and a true and complete copy of each material document, if any, prepared in connection with each such Company Benefit Plan, including, without limitation, a copy of (i) each trust or other funding arrangement currently in effect, (ii) the current summary plan description and any subsequent summary of material modifications, (iii) the most recently filed Internal Revenue Service (the "IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Company Benefit Plan and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Absence of Certain Types of Plans. Except as disclosed in
Section 3.11(b) of the Company Disclosure Schedule, none of the Company Benefit Plans is a multiemployer plan (within the meaning of section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, none of the Company Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary. Each of the Company Benefit Plans is subject only to the Laws of the United States or a political subdivision thereof.

                  (c) Compliance. Except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, to the knowledge of the Company, each Company Benefit Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable laws and regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code, except for such non-compliance as would not result in a Material Adverse Effect or has not or would not be reasonably likely to result in a significant expense to the Company. The Company and all Company Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in material violation of, and have no knowledge of any such default or violation by any other party with respect to, any Company Benefit Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably give rise to any such action, claim or proceeding.

                  (d) Qualification of Certain Plans. Each Company Benefit Plan that is intended to be qualified under section 401(a) of the Code or section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Company Benefit Plan, and no fact or event has occurred since the date of such determination letter or letters from the IRS that is likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

                  (e) Absence of Certain Liabilities. To the knowledge of the Company, there has not been any nonexempt prohibited transaction (within the meaning of Section 406 and 408 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. Neither the Company nor any Company Subsidiary has incurred any liability that has not been satisfied under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, (ii) the withdrawal from any Multiemployer Plan within the five-year period immediately preceding the date of this Agreement or (iii) the withdrawal from any Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                  (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates. All such contributions have been fully deductible for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

                  (g) Severance Payments. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee, officer or director or (iii) constitute a "change of control" under any Company Benefit Plan.

                  (h) There is no Company Benefit Plan that is not subject to United States law.

     SECTION 3.12. Material Contracts. (a) Subsections (i) through (xi) of
Section 3.12(a) of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in Section 3.12(a) of the Company Disclosure Schedule being the "Company Material Contracts"):

                  (i) each contract and agreement which (A) has or is likely to involve consideration of more than $100,000, in the aggregate, during one or more of the calendar years ending December 31, 2000 or 2001 or
         (B) is likely to involve
         consideration of more than $100,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 90 days' notice;

                  (ii) all management contracts (excluding contracts for employment) and contracts with other consultants which have or are likely to involve consideration of more than $100,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

                  (iii) all contracts and agreements evidencing indebtedness for borrowed money;

                  (iv) all contracts and agreements with any Governmental
               Entity to which the Company or any Company Subsidiary is a party;

                  (v) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

                  (vi) other than those entered into in the ordinary course of business, all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

                  (vii) all contracts, agreements, commitments and instruments relating to any obligation to engage in a merger, consolidation, business combination, share exchange or business acquisition, or for the purchase or sale of any assets of the Company or any of the Company Subsidiaries other than in the ordinary course of business;

                  (viii) other than those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $100,000 or which in the aggregate would reasonably be expected to exceed $100,000;

                  (ix) all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $100,000;

                   (x) all contracts, agreements, commitments and instruments that obligate the Company or any Company Subsidiary to issue or sell any capital stock; and

                  (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary or the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default, (ii) to the Company's knowledge, no other party is in breach or violation of, or default (where applicable) under, any Company Material Contract; (iii) no Company or Company Subsidiary is in receipt of any claim of default (where applicable) under any such agreement and
(iv) neither the execution of this Agreement nor the consummation of the Merger or any other transaction contemplated herein shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Company Material Contract. The Company has furnished or made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

     SECTION 3.13. Environmental Matters. Except as described in Section 3.13 of the Company Disclosure Schedule and as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and the Company Subsidiaries have not violated and are not in violation of any Environmental Law (as defined below); (b) none of the properties currently or formerly owned, leased or operated by the Company and the Company Subsidiaries (including, without limitation, soils and surface and ground waters) are or were contaminated with any Hazardous Substance (as defined below); (c) neither the Company nor the Company Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries are not liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (f) the Company and the Company Subsidiaries are in compliance with their Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the Connecticut Transfer Act.

                  "Environmental Law" means any applicable federal, state, local or foreign law relating to (A) releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources.

                  "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource

Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

     SECTION 3.14. Title to Properties; Absence of Liens and Encumbrances. (a)
Section 3.14(a)(i) of the Company Disclosure Schedule lists the real property interests owned by the Company and the Company Subsidiaries. Section 3.14(a)(ii) of the Company Disclosure Schedule lists all real property leases to which the Company or any Company Subsidiary is a party, and each amendment thereto. Other than the owned real property identified in Section 3.14(a)(i) of the Company Disclosure Schedule and leaseholds created under the real property leases identified in Section 3.14(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no ownership or leasehold interest in any real property.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except for Liens in respect of obligations not yet due, which are owed in respect of taxes or which otherwise are owed to landlords, carriers, warehousepersons or laborers, except for such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present or contemplated use, of the property subject thereto or affected thereby.

     SECTION 3.15. Intellectual Property. (a) The Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all material Intellectual Property (as defined below) used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted.

                  (b) To the knowledge of the Company, no current or prior use of any Intellectual Property by the Company or any of the Company Subsidiaries or current or prior product sold, imported or offered for sale by the Company and the Company Subsidiaries infringes on or otherwise violates the rights of any person and such use, sale, importation and offer to sell is and has been in accordance with all applicable licenses pursuant to which the Company or any of the Company Subsidiaries acquired the right to use such Intellectual Property other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (c) To the knowledge of the Company, no Intellectual Property owned or licensed by the Company or the Company Subsidiaries is being used or enforced in a matter that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (d) To the knowledge of the Company, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Company's and the Company Subsidiaries' Intellectual Property.

                  "Intellectual Property" means all trademarks, trademark rights, trade name, trade name rights, trade dress and other indications of origin, brand names, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, patent rights and trade secrets; proprietary writings and other works, whether copyrightable or not, in any jurisdiction; and any similar intellectual property or proprietary rights.

     SECTION 3.16. Taxes. The Company and the Company Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and (b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening to assert in writing against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. Neither the Company nor any Company Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due. Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect.

     SECTION 3.17. Board Approval; Vote Required. (a) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way on or prior to the date hereof (the "Company Board Approval"), has duly (i) approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable and (ii) recommended that the stockholders of the Company approve the Merger and this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as hereinafter defined).

                  (b) The Company Stockholders' Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

     SECTION 3.18. Employment Agreements and other Affiliate Transactions. Except as disclosed in Section 3.18 of the Company Disclosure Schedule and except for the ownership of shares of Company Common Stock and Company Options pursuant to the Company Benefit Plans, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of the Company Subsidiaries, on the one hand, and any (i) officer or director of the Company or, (ii) officer or director of any of the Company Subsidiaries pursuant to which the Company or any Company Subsidiary is obligated to make payments totaling more then $100,000, (iii) record or beneficial owner of five percent or more of the voting securities of the Company or (iv) person or entity known to the Company that directly or indirectly controls, is controlled by, or is under common control with any such officer, director or beneficial owner, on the other hand.

     SECTION 3.19. Insurance. Section 3.19 of the Company Disclosure Schedule contains a true, correct and complete list of all policies of insurance to which each of the Company and the Company Subsidiaries are a party or are a beneficiary or named insured. The Company has provided or made available to Parent true, correct and complete copies of all policies of insurance to which each of the Company and the Company Subsidiaries are a party or are a beneficiary or named insured that Parent has requested from the Company or its representatives. The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance).

     SECTION 3.20. State Takeover Statutes. (a) Except for Section 203 of the DGCL, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of the Company's being a party to the Merger or this Agreement or the transactions contemplated hereby or thereby. Neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

                  (b) Prior to the time this Agreement was executed, the Board has taken all action necessary, if any, to exempt under or make not subject to
Section 203 of the DGCL (i) the execution of this Agreement, (ii) the Merger and
(iii) the other transactions contemplated hereby.

     SECTION 3.21. Labor Matters. (a) Except as set forth in Section 3.21 of the Company Disclosure Schedule, to the knowledge of the Company and the Company Subsidiaries (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract which have resulted, or are reasonably likely to result, in, individually or in the aggregate, a Material Adverse Effect; (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

                  (b) Except as set forth in Section 3.21(b) of the Company Disclosure Schedule, to the knowledge of the Company and the Company Subsidiaries, the Company and the Company Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing except for any non-compliance that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim against the Company or any Company Subsidiary with respect to payment of wages, salary or overtime pay that has been asserted or, to the Company's knowledge, is now pending or threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any Company Subsidiary except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or, to the Company's knowledge, is now pending or threatened with respect to the Company or any Company Subsidiary. To the Company's knowledge, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Company Subsidiary have employed or employ any person.

     SECTION 3.22. Brokers. No broker, finder or investment banker (other than ZS Fund L.P. ("ZS") and Fox-Pitt, Kelton Inc. ("Fox-Pitt")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available upon request to Parent complete and correct copies of all agreements between the Company, ZS and Fox-Pitt pursuant to which such firms would be entitled to any payment relating to the Merger or any other transactions, which payments to ZS and Fox-Pitt will not exceed $950,000 in the aggregate.

     SECTION 3.23. Title to Insurance Business. Except as set forth in Section
3.23 of the Company Disclosure Schedule, to the knowledge of the Company, no employee or producer of the Company or any of its subsidiaries, nor any other person, has any agreement by which they have a claim, right, title or interest in or to the book of insurance business serviced by the Company or any Company Subsidiary.

     SECTION 3.24. Absence of Restrictions on Conduct of Business. Other than ordinary course regulatory restrictions, no oral or written contract, license or permit restricts the ability of the Company or any Company Subsidiary to own, possess or use its assets or conduct its business or operations in any geographic area or restricts in any way the full participation of any employees, producers or agents of the Company or any Company Subsidiary in the operation of such business.

     SECTION 3.25. Computer Systems. Other than in respect of ordinary course maintenance and repairs, the Computer Systems of the Company and each Company Subsidiary are operational except where a failure to be so operational would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.26. Insurance Companies. Listed in Section 3.26 of the Company Disclosure Schedule are the names and addresses of the ten most significant insurance companies (each a "Significant Insurer") to the business of the Company and the Company Subsidiaries as a whole, as determined by the aggregate amount of premium received by the Company and the Company Subsidiaries from such insurance company during the fiscal year ended September 1, 2000.

     SECTION 3.27. No Downgrading of Rating. As of the date hereof, and except for any downgrading which may occur solely as a result of the Merger or the Related Party Transactions, there has not occurred any downgrading, nor has the Company become aware of any pending or threatened downgrading, of the Company's or any of the Company Subsidiaries' rating by A.M. Best.

     SECTION 3.28. Fairness Opinion. The Company has received a written opinion from Fox-Pitt stating that the Merger Consideration is fair to the stockholders of the Company from a financial point of view and has delivered a copy of such written opinion to Parent.

     SECTION 3.29. Insurance Company Organization and Qualification; Subsidiaries. (a) Each of Old Lyme Insurance Company of Rhode Island, Inc. ("Rhode Island Co.") and Old Lyme Insurance Company Ltd. ("Bermuda Co.", and together with Rhode Island Co., the "Insurance Companies") and each subsidiary of the Insurance Companies (collectively, the "Insurance Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Insurance Companies and each of the Insurance Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.04).

                  (b) Section 3.29(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Insurance Company Subsidiaries, together with the jurisdiction of incorporation of each Insurance Company Subsidiary and the percentage of the outstanding capital stock of each Insurance Company Subsidiary owned by the Insurance Company and each Insurance Company Subsidiary, and separately identifies all subsidiaries of each of the Insurance Companies that are not Insurance Company Subsidiaries (collectively, the "Insignificant Insurance Subsidiaries"). Except as set forth in Section 3.29(b) of the Company Disclosure Schedule, neither the Insurance Company nor any Insurance Company Subsidiary directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  (c) Each of the Insurance Companies and each of the Insurance Company Subsidiaries is licensed as an authorized insurer in each jurisdiction in which it presently writes insurance for the type of insurance it presently writes in such jurisdictions and meets in all material respects all statutory and regulatory requirements of all Governmental Entities (as hereinafter defined) which have jurisdiction over it to be an authorized insurer. Section 3.29(c) of the Company Disclosure Schedule sets forth each state in which each of the Insurance Companies and each of the Insurance Company Subsidiaries is an admitted or non-admitted insurer; and for each state in which it is nonadmitted, whether it has been approved or not disapproved.

                  (d) None of the Insignificant Insurance Subsidiaries have any liabilities, except for such liabilities as would not prevent or materially delay consummation of the Merger and would not, individually or in the aggregate, have a Material Adverse Effect on the Insurance Companies or any Insurance Company Subsidiaries.

     SECTION 3.30. Insurance Company Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of each of the Insurance Companies and each Insurance Company Subsidiary. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Insurance Companies nor any Insurance Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws. True and complete copies of all minute books of each of the Insurance Companies have been made available by the Company to Parent.

     SECTION 3.31. Insurance Company Capitalization. (a) The authorized capital stock of Rhode Island Co. consists of (a) 10,000,000 shares of common stock, par value $14.50 per share ("Rhode Island Co. Common Stock") and (b) 100,000 shares of preferred stock, par value $1.00 per share ("Rhode Island Co. Preferred Stock"). As of the date hereof, 200,000 shares of Rhode Island Co. Common Stock were issued and outstanding and 100,000 shares of Rhode Island Co. Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Rhode Island Co. Common Stock are validly issued, fully paid and nonassessable and are held by the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Rhode Island Co.'s voting rights, charges and other encumbrances of any nature whatsoever.

                  (b) The authorized capital stock of Bermuda Co. consists of 100,000 shares of common stock, par value $1.20 per share ("Bermuda Co. Common Stock"). As of the date hereof, 100,000 shares of Bermuda Co. Common Stock were issued and outstanding. All of the issued and outstanding shares of Bermuda Co. Common Stock are validly issued, fully paid and nonassessable and are held by the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Bermuda's voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of either Insurance Company having the right to vote on any matters on which stockholders of such Insurance Company may vote. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of either of the Insurance Companies or any Insurance Company Subsidiary or conditionally or absolutely obligating either of the Insurance Companies or any Insurance Company Subsidiary to issue or sell any shares of stock of, or other equity interests in, the Insurance Companies or any Insurance Company Subsidiary. Neither of the Insurance Companies nor any Insurance Company Subsidiary have outstanding obligations (whether conditional or absolute) to repurchase, redeem or otherwise acquire any shares or other equity interests of Common Stock or any shares or other equity interests of any Insurance Company Subsidiary. Each outstanding share of stock or other equity interest of each Insurance Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by the Insurance Companies or another Insurance Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Insurance Company's or such other Insurance Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 3.32. Insurance Company Permits; Compliance. (a) Except as disclosed in Section 3.32(a) of the Company Disclosure Schedule, each of the Insurance Companies and the Insurance Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each of the Insurance Companies or any Insurance Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Insurance Company Permits") except where the failure to obtain any such Insurance Company Permits, would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Insurance Company Permits is pending or, to the knowledge of the Company, threatened.

                  (b) Except as disclosed in Section 3.32(b) of the Company Disclosure Schedule, neither the Insurance Companies nor any Insurance Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Insurance Companies or any Insurance Company Subsidiary or by which any property or asset of the Insurance Companies or any Insurance Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Insurance Companies or any Insurance Company Subsidiary is a party or by which the Insurance Companies or any Insurance Company Subsidiary or any property or asset of the Insurance Companies or any Insurance Company Subsidiary is bound or affected or (iii) any Insurance Company Permits, except in each case for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.33. Insurance Company Financial Statements. True and complete copies of the audited statutory financial statements of each of the Insurance Companies as of December 31, 1999 and for the year ended December 31, 1999, together with all related notes and schedules thereto and (ii) the unaudited financial statements of the Insurance Companies as of September 30, 2000 and for the period then ended (the "Insurance Financial Statements") are attached as
Section 3.33 of the Company Disclosure Schedule. The Insurance Financial Statements were prepared in conformity with the statutory accounting practices prescribed or permitted by the state or nation of domicile for each the Insurance Companies applied on a consistent basis throughout the periods indicated, and each presents fairly, in all material respects, the financial position of the Insurance Company to which it relates as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. The balance sheets of each of Rhode Island Co. and Bermuda Co. contained in the Insurance Financial Statements as of September 30, 2000 are hereinafter referred to as the "Insurance Company Balance Sheets".

     SECTION 3.34. Undisclosed Liabilities of the Insurance Companies. Except for those liabilities that are disclosed in Section 3.34 of the Company Disclosure Schedule or are fully reflected or reserved against on the Insurance Company Balance Sheets, neither the Insurance Companies nor any Insurance Company Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Insurance Company Balance Sheets in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Section 3.38, the provisions of such Section and not this
Section 3.34 shall apply.

     SECTION 3.35. Absence of Certain Changes or Events With Respect to the Insurance Companies. From September 30, 2000 through the date hereof, except as set forth in Section 3.35 of the Company Disclosure Schedule, (a) each of the Insurance Companies and each of the Insurance Company Subsidiaries has conducted its business only in the ordinary course, (b) since such date, there has not been any circumstance, event, occurrence, change or effect that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (c) neither the Insurance Companies nor any Insurance Company Subsidiary has taken or permitted any action that if taken or permitted after the date hereof would constitute a breach of any of the covenants set forth in Section 5.01.

     SECTION 3.36. Absence of Insurance Company Litigation. Except as specifically disclosed in Section 3.36 of the Company Disclosure Schedule and except for claims under policies in the ordinary course, there is no Action pending against the Insurance Companies or any Insurance Company Subsidiary, or against any property or asset of the Insurance Companies or any Insurance Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign which the Company reasonably believes, individually or in the aggregate, would be reasonably likely to result in liability of any Insurance Company or any Insurance Company Subsidiary in amounts in excess of $50,000. Except as specifically disclosed in Section 3.36 of the Company Disclosure Schedule, neither the Insurance Companies nor any Insurance Company Subsidiary nor any property or asset of the Insurance Company or any Insurance Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.37. Insurance Company Material Contracts. (a) Subsections (i) through (x) of Section 3.37 of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which either of the Insurance Companies or any Insurance Company Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in Section 3.37 of the Company Disclosure Schedule being the "Insurance Company Material Contracts"):

                  (i) each contract and agreement which (A) has or is likely to involve consideration of more than $50,000, in the aggregate, during one or more of the calendar years ending December 31, 2000 or 2001 or
         (B) is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by either of the Insurance Companies or any Insurance Company Subsidiary without penalty or further payment and without more than 90 days' notice;

                  (ii) all management contracts (excluding contracts for employment) and contracts with other consultants which has or is likely to involve consideration of more than $50,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of each of the Insurance Companies or any Insurance Company Subsidiary or income or revenues related to any product of either of the Insurance Companies or any Insurance Company Subsidiary to which either of the Insurance Companies or any Insurance Company Subsidiary is a party;

                  (iii) all contracts and agreements evidencing indebtedness for borrowed money;

                  (iv) all contracts and agreements with any Governmental Entity to which either of the Insurance Companies or any Insurance Company Subsidiary is a party;

                  (v) all contracts and agreements that limit, or purport to limit, the ability of either of the Insurance Companies or any Insurance Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

                  (vi) other than in those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that obligate either of the Insurance Companies or any Insurance Company Subsidiary to make any payments or issue or pay in excess of $50,000 to any employee or consultant or make any payments or issue or pay anything of value to any affiliate, director or officer;

                  (vii) all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $50,000 or which in the aggregate would reasonably be expected to exceed $50,000;

                  (viii) other than in those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $50,000;

                  (ix) all contracts, agreements, commitments and instruments that obligate either of the Insurance Companies or any Insurance Company Subsidiary to issue or sell any capital stock; and

                  (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to either of the Insurance Companies or any Insurance Company Subsidiary or the conduct of their respective businesses, or the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Insurance Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Insurance Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default, (ii) to the Company's knowledge, no other party is in breach or violation of, or default (where applicable) under, any Insurance Company Material Contract; (iii) neither of the Insurance Companies nor any Insurance Company Subsidiary is in receipt of any claim of default (where applicable) under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of the Merger or any other transaction contemplated herein shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of either of the Insurance Company's rights under any Insurance Company Material Contract. The Company has furnished or made available to Parent true and complete copies of all Insurance Company Material Contracts, including any amendments thereto.

     SECTION 3.38. Insurance Company Taxes. The Insurance Companies and the Insurance Company Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes due and required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and (b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening to assert in writing against the Insurance Companies or any Insurance Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Insurance Companies nor any Insurance Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. Neither the Insurance Company nor any Insurance Company Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of the Insurance Companies or any of the Insurance Company Subsidiaries except liens for current Taxes not yet due. Neither the Insurance Companies nor any of the Insurance Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Insurance Companies or any of the Insurance Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect.

     SECTION 3.39. Absence of Restrictions on Conduct of Insurance Company Business. Other than ordinary course regulatory restrictions, no oral or written contract, license or permit restricts the ability of the Insurance Companies or any Insurance Company Subsidiary to own, possess or use its assets or conduct its business or operations in any geographic area or restricts in any way the full participation of any employees, producers or agents of the Insurance Companies or any Insurance Company Subsidiary in the operation of such business.

     SECTION 3.40. Insurance Company Computer Systems. Other than in respect of ordinary course maintenance and repairs, the Computer Systems of each of the Insurance Companies and each Insurance Company Subsidiary are operational, except where a failure to be so operational would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.41. No Downgrading of Rating of Insurance Companies. As of the date hereof, and except for any downgrading which may occur solely as a result of the Merger or the Related Party Transactions, there has not occurred any downgrading, nor has the Company become aware of any pending or overtly threatened downgrading, of either of the Insurance Company's or any of the Insurance Company Subsidiaries' rating by A.M. Best.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Parent is a corporation duly organized and validly existing under the laws of Ontario. Merger Sub is a corporation duly organized under the laws of the State of Delaware, and each of Parent and Merger Sub has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.02. Articles of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Articles of Incorporation and By-Laws, each as amended to date, of Parent and the Certificate of Incorporation and By-Laws of Merger Sub. Such respective organizational documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its respective organizational documents.

     SECTION 4.03. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, if required, the approval and adoption of the Related Party Transactions (as defined herein) by the requisite vote of approval of the shareholders of Parent (the "Parent Shareholders' Approval") entitled to vote on the matter and the filing of the Certificate of Merger with the Secretary of State of the State of

Delaware as required by the DGCL). The board of directors of Parent, by resolutions duly adopted by vote at a meeting duly called and held and not subsequently rescinded or modified in any way on or prior to the date hereof, has duly approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

     SECTION 4.04. Capitalization. (a) The authorized capital stock of Parent consists of (a) an unlimited number of common shares of Parent (the "Parent Common Shares") and (b) an unlimited number of preference shares of Parent (the "Parent Preferred Shares"). As of the date hereof, (a) 18,585,654 Parent Common Shares and (b) no Parent Preferred Shares were issued and outstanding. All of the issued and outstanding Parent Common Shares are validly issued, fully paid and nonassessable. No Parent Common Shares or Parent Preferred Shares are held in the treasury of Parent or by any subsidiary of Parent (the "Parent Subsidiaries"). There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of Parent having the right to vote on any matters on which shareholders of Parent may vote. Except for the agreements or arrangements described in Section 4.04 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of Parent or conditionally or absolutely obligating Parent or any Subsidiary to issue or sell any shares of stock of, or other equity interests in, Parent. Section 4.04 of Parent Disclosure Schedule sets forth details regarding the Parent Executive Share Purchase Plan, including the relevant vesting times. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding obligations (whether conditional or absolute) of Parent to repurchase, redeem or otherwise acquire any shares or other equity interests of Parent Common Shares. Each outstanding share of stock or other equity interest of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses
(ii) and (iii) of this Section 4.05(a), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the consummation of the transactions contemplated by, or otherwise prevent Parent and Merger Sub from performing their material obligations under, this Agreement.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) the pre-merger notification requirements of the HSR Act and the requirements of other applicable competition laws, (B) the requisite approvals of insurance regulatory authorities (including, without limitation, the insurance regulatory authorities of Rhode Island), (C) applicable requirements, if any, of the Exchange Act, the Securities Act or Blue Sky Laws and state takeover laws, (D) the DGCL with respect to the filing of the Delaware Certificate of Merger, (E) all filings, consents, approvals and authorizations to be made with or received from the Toronto Stock Exchange (the "TSE") and the Ontario Securities Commission (the "OSC") in connection with the Related Party Transactions, (F) the approval of the TSE in connection with the issuance of the Parent Debentures and the underlying Parent Common Shares and (G) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the consummation of the transactions contemplated by, or otherwise prevent Parent and Merger Sub from performing their material obligations under, this Agreement.

                  (c) As used in this Agreement, "Related Party Transactions" means the issuance and sale by Parent of certain convertible debentures to Fairfax Financial Holdings Limited and the Parent Debentures and the Company Common Stock underlying such securities and the sale of the capital stock of the Insurance Companies by the Surviving Corporation to a subsidiary of Fairfax Financial Holdings Limited.

     SECTION 4.06. Permits; Compliance. (a) Except as disclosed in Section 4.06(a) of the Parent Disclosure Schedule, each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits") except where the failure to obtain any such Parent Permits, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened.

                  (b) Except as disclosed in Section 4.06(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected or
(iii) any Parent Permits, except in each case for any such conflicts, defaults or violations that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.07. Filings; Financial Statements. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the TSE and the OSC since December 31, 1998 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Parent Reports"). As of the respective dates they were filed, (i) the Parent Reports complied in all material respects with the requirements of the TSE and the OSC, as the case may be and (ii) none of the Parent Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Canadian GAAP) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate).

                  (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications (which have not yet been filed with the TSE or the OSC but which are required to be filed) to agreements, documents or other instruments which previously had been filed by Parent with the TSE or the OSC.

                  (d) Both before and after giving effect to the direct and indirect liabilities and obligations of the Parent arising under this Agreement, whether absolute or contingent, the Parent: (i) is solvent (i.e., the aggregate fair value of its assets exceeds the sum of its liabilities); (ii) has adequate working capital; and (iii) is able to pay its debts as they mature.

     SECTION 4.08. Undisclosed Liabilities. Except for those liabilities that are disclosed in Section 4.08 of the Parent Disclosure Schedule or are fully reflected or reserved against on the balance sheet of Parent contained in the Parent Reports as of September 30, 2000 (the "Parent Balance Sheet"), neither Parent nor any Parent Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Parent Balance Sheet in the ordinary course of business, that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Sections 4.07 and 4.09, the provisions of such Sections and not this Section 4.08 shall apply.

     SECTION 4.09. Taxes. Parent and the Parent Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and (b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening in writing to assert against Parent or any Parent Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither Parent nor any Parent Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Parent Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with Canadian GAAP. Parent and the Parent Subsidiaries have withheld from all payments made by them, or otherwise collected, and have remitted all amounts in respect of Taxes required to be withheld, collected or remitted by them to the applicable governmental authorities within the required time periods, except where the failure to so withhold or remit such amounts would not result in a Material Adverse Effect. There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due.

     SECTION 4.10. Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.11. Financing. Parent has financing arrangements that will provide sufficient funds to pay, or cause Merger Sub to pay, the aggregate Merger Consideration in connection with the Merger and consummate the Merger.

     SECTION 4.12. Brokers. Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Merger Sub.

     SECTION 4.13. Affiliate Transactions. Except as disclosed in Section 4.13 of the Parent Disclosure Schedule and except for the ownership of Parent Common Shares and Parent Share Options pursuant to the Parent Share Option Plans, there are no material contracts, commitments, agreements, arrangements or other transactions between Parent or any of Parent Subsidiaries, on the one hand, and any (i) officer or director of Parent or any of Parent Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of Parent or (iii) person or entity known to Parent that directly or indirectly controls, is controlled by, or is under common control with any such officer, director or beneficial owner, on the other hand.

     SECTION 4.14. Authorization of Parent Convertible Debentures. The Parent Convertible Debentures have been duly authorized by Parent and, when executed, authenticated, issued and delivered in accordance with the indenture under which the Parent Debentures will be issued, will constitute legal, valid and binding obligations of Parent enforceable against Parent in accordance with their terms. The Parent Convertible Debentures will, when issued, be registered under the Securities Act and registered or exempt from registration under the applicable Blue Sky Laws.

     SECTION 4.15. Indebtedness of Parent. Section 4.15 of the Parent Disclosure Schedule contains a true, correct and complete list of all of the Parent's indebtedness for borrowed money and Parent is not in default in any material respect of any of its obligations thereunder.

     SECTION 4.16. Additional Representations and Warranties of Parent. (a) Parent is a reporting issuer in good standing under the Securities Act (Ontario) and has been a reporting issuer for the last twelve months.

                  (b) The issued and outstanding Parent Common Shares in the capital of Parent are listed and posted for trading on the TSE and Parent is not in material default of any of the policies or by-laws of the TSE.

                  (c) No securities commission, stock exchange or similar regulatory authority has issued or is threatening to issue any order preventing or suspending trading in any securities of Parent, nor has Parent received a notice that any such order is pending.

                  (d) The Parent Common Shares issuable upon conversion of the Parent Debentures have been, or will be prior to the Effective Time, duly reserved and authorized for issuance, and such Parent Common Shares, when issued and delivered upon due conversion of the Parent Debentures, will be fully paid and non-assessable shares in the capital of Parent listed and posted for trading on the TSE.

                  (e) The issuance and delivery of the Parent Debentures to the holders of Company Common Stock and of the Parent Common Shares upon the conversion of the Parent Debentures is exempt from the prospectus and registration requirements of the Securities Act (Ontario), and no prospectus or other document must be filed with, proceeding taken against or approval, permit, consent or authorization to be obtained, from the Ontario Securities Commission under applicable securities laws, rules, regulations, notices and policies in Ontario.

                  (f) Neither the Parent Debentures nor the Parent Common Shares issuable upon the conversion of the Parent Debentures will be subject to a "hold period" under applicable securities laws, rules, regulations, notices and policies in Ontario, provided that:

               (i) at the time of the first trade of such security, the Parent is a reporting issuer in Ontario and has been a reporting issuer in Ontario for at least 12 months;

               (ii) in the case of a person or company in a special relationship with Parent, the person or company effecting the first trade of such security has reasonable grounds to believe Parent is not in default under the Securities Act (Ontario) and the regulations made thereunder;

               (iii) disclosure to the OSC has been made of the issuance of the Parent Debentures and the Parent Common Shares issuable upon the conversion of the Parent Debentures;

               (iv) no unusual effort is made to prepare the market or to create a demand for the securities and no extraordinary commission or consideration is paid for the trade; and

               (v) the trade is not a "control block distribution".

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. Except as contemplated by this Agreement, the Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, maintain their rights and keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, licensors, licensees and other persons with which the Company or any Company Subsidiary has significant business relations and where the loss of any such relationship would, either individually or in the aggregate, have a Material Adverse Effect.

                  By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

               (a) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

               (b) transfer, issue, sell, pledge, lease, license, dispose, grant, encumber, or authorize for transfer, issuance, sale, pledge, lease, license, disposition, grant or encumbrance (i) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) any assets of the Company or any Company Subsidiary except in the ordinary course of business;

               (c) authorize, declare, set aside, make or pay any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock, except for regular quarterly dividends on Company Common Stock declared and paid in cash at times consistent with past practice in an aggregate amount not in excess of $0.025 per share of Company Common Stock;

               (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

               (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any interest in any corporation, partnership, other business organization or any division thereof or all or substantially all of the assets of any such entity, except for ordinary course organizations affiliated to a purchasing group of the Company or any Company Subsidiary;

               (f) incur any material indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans, advances or capital contributions to any person or grant any security interest in any of its assets except in the ordinary course of business if the same would not be reasonably likely to have a Material Adverse Effect;

               (g) enter into any lease for the principal location of the Company in New York City;

               (h) authorize, or make any commitment with respect to, any capital expenditures that are, in the aggregate, in excess of $500,000 for the Company and its subsidiaries taken as a whole;

               (i) other than to facilitate the consummation of the transactions contemplated hereby, waive any stock repurchase or acceleration rights in any material respect, amend or change the terms of any options or restricted stock in any material respect, or reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any such plans (except to implement the amendments to the Performance Stock Plan previously authorized by the Board);

               (j) (i) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business and consistent and with current budgets, as disclosed in Section 5.01(j) of the Company Disclosure Schedule, in salaries or wages of employees of the Company or any Company Subsidiary or directors or officers of the Company or any Company Subsidiary who are employed at will by the Company or such Company Subsidiaries), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (except in the ordinary course of business to any employee of the Company or any Company Subsidiary who are not directors or officers of the Company or any Company Subsidiary), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund or policy for the benefit of any director, officer or employee, (iii) take any affirmative action to accelerate the vesting of any stock-based compensation, or (iv) hire or retain any person other than as an employee at will if such person's aggregate annual or annualized compensation is expected to be in excess of $100,000;

               (k) take any action with respect to accounting principles or procedures, other than reasonable and usual actions in the ordinary course of business or required actions pursuant to a change in applicable statutory or generally accepted accounting principles;

               (l) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of more than $500,000 individually or in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business;

               (m) take any action that results in any of the conditions to the Merger set forth in Article VII not being satisfied, except any action as may be required by applicable Law; or

               (n) announce an intention to authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 5.02. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. Registration Statement; Company Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare the Company Proxy Statement and (ii) Parent and the Company shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") in which the Company Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Debentures to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Parent Debentures. Each party shall furnish all information concerning such party and its affiliates that the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Company Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement to its stockholders. Subject to
Section 6.04(b), the Company Proxy Statement shall include the Company Board Approval.

                  (b) Parent and Merger Sub shall cooperate with the Company in the preparation of the Company Proxy Statement. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for amendment of the Company Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each party shall give the other party and its counsel the opportunity to review the Company Proxy Statement or Registration Statement, as applicable, including all amendments and supplements thereto, prior to their being filed with the SEC and shall give the other party and its counsel the opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Company Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Company Stockholders' Meeting at the earliest practicable time.

                  (c) The information supplied by the Company for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Company Proxy Statement is cleared by the SEC, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or any of their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or the Company Proxy Statement should be discovered by the Company, the Company shall promptly inform Parent. The Company Proxy Statement and all other documents for which the Company is responsible in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (d) The information supplied by Parent for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement and the Company Proxy Statement, Parent shall promptly inform the Company.

     SECTION 6.02. Company Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock as promptly as practicable after the date on which the Company Proxy Statement is cleared by the SEC for the purpose of voting upon the approval of the Merger, this Agreement and other transactions contemplated herein (the "Company Stockholders' Meeting") and (ii) subject to Section 6.04 hereof, (A) include in the Company Proxy Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement and (B) use its best efforts to obtain such approval and adoption.

     SECTION 6.03. Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub and persons providing or proposing to provide Parent or Merger Sub with financing for the Merger and other transactions contemplated by this Agreement and other representatives (collectively, the "Parent Representatives") of Parent complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Company Subsidiary, and shall furnish Parent and Merger Sub and persons providing or proposing to provide Parent or Merger Sub with financing for the Merger and other transactions contemplated by this Agreement with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

                  (b) From the date hereof until the Effective Time, Parent shall, and shall cause the Parent Subsidiaries and the officers, directors, employees, auditors and agents of Parent and the Parent Subsidiaries to, afford the officers, employees and agents of the Company and other representatives (collectively, the "Company Representatives", and, together with the Parent Representatives, the "Representatives") of the Company complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of Parent and each Parent Subsidiary, and shall furnish the Company with such financial, operating and other data and information as the Company, through its officers, employees or agents, may reasonably request.

                  (c) Each party to this Agreement shall comply with, and shall cause its Representatives to comply with, all of their obligations under the Confidentiality Agreements listed in Section 6.03(c) of each of the Company Disclosure Schedule and the Parent Disclosure Schedule (the "Confidentiality Agreements"). All information obtained by a party or any of its Representatives pursuant to (a) or (b) above shall be subject to the Confidentiality Agreements.

     SECTION 6.04. No Solicitation or Negotiation. (a) Neither the Company nor any Company Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal (as defined in Section 9.04) or (ii) except as required by the fiduciary duties of the Board under applicable law after having received advice from outside legal counsel and after giving prior written notice to Parent and Merger Sub and entering into a customary confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

                  (b) Except as set forth in this Section 6.04(b), neither the Board nor any committee thereof shall (i) withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board or any such committee of this Agreement, the Merger or any other transaction contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to obtaining the Company Stockholders' Approval, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel, the Board may withdraw or modify its approval or recommendation of the Merger, but only to terminate this Agreement in accordance with Section 8.01(j) (and, concurrently with such termination, cause the Company to enter into an agreement with respect to a Superior Proposal).

                  (c) The Company shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal.

                  (d) The Company shall promptly advise Parent orally and in writing of (i) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (ii) any changes in any such Acquisition Proposal or request.

                  (e) The Company agrees, except as required by the Board's fiduciary duties under applicable law after having received advice from outside legal counsel, not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) The Bylaws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Nine of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company (or their estates or personal representatives), unless such modifications shall be required by law.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of substantially similar coverage containing terms and conditions that are not on the whole materially less favorable) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 125% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $278,000 per year in the aggregate) (the "Maximum Premium") unless the directors agree to reimburse the Surviving Corporation in full for the amount by which the annual premium exceeds the Maximum Premium.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or, at Parent's option, Parent, shall assume the obligations set forth in this
Section 6.05.

     SECTION 6.06. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts expeditiously to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act and any other antitrust regulations, (C) the rules and regulations of all relevant insurance regulatory authorities and (D) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  (b) (i) Each party to this Agreement shall give any notices to third parties, and use its reasonable best efforts to obtain any third party consents (without making any payments therefor), (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule (as applicable) or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

                  (ii) From the date of this Agreement until the Effective Time, each party to this Agreement shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limiting the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, or (iii) which could reasonably be expected to have a Material Adverse Effect. Each of the parties hereto agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any such action, including administrative or judicial actions, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

     SECTION 6.07. Consent of Holders of Restricted Stock. Prior to the Effective Time, and in accordance with the terms and conditions of the Performance Stock Plan, the Company shall obtain from each holder of Restricted Shares written consent to the cancellation of such Restricted Shares in consideration for the payment provided herein, and shall take all such other actions as may be necessary so that the terms of
Section 2.07 may be carried out and so that, except for the Vested Share Rights (as described in Section 2.07), no person will continue to have any rights with respect to the Restricted Shares or pursuant to the Performance Stock Plan at any time after the Effective Time.

     SECTION 6.08. Public Announcements. Parent and the Company agree that no public release or announcement concerning the Merger and other transactions contemplated in this Agreement shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of the Nasdaq or the TSE, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

     SECTION 6.09. Parent Shareholders' Meeting. If required, Parent, acting through its Board of Directors, shall, in accordance with applicable law and the Parent's Certificate of Incorporation and By-Laws, and no later than May 10, 2001, duly call, give notice of, convene and hold a meeting (the "Parent Shareholders' Meeting") of holders of the Parent Common Shares for the purpose of obtaining the Parent Shareholders' Approval.

     SECTION 6.10. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such Person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter substantially in the form attached hereto as Exhibit 6.10, executed by each of the Affiliates of the Company identified in the foregoing list and any Person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

     SECTION 6.11. Board Nomination. As soon as practicable after the Effective Time, Parent shall cause Bruce Guthart to become a member of the Board of Directors of Parent. Prior to the Effective Time, Parent shall cause Bruce Guthart to become a member of the board of directors of Merger Sub.

     SECTION 6.12. Certain Funding of the Company. In the event the Company is required to repay its indebtedness to Summit Bank and/or has its loan availability reduced or terminated in order to consummate the Merger or as a result of signing this Agreement, Parent will provide or cause to be provided a substantially equivalent loan facility to the Company or assist in such repayment.

     SECTION 6.13. Parent Debentures. Parent shall make or cause to be made all required filings under the Securities Act and the Trust Indenture Act of 1939, as amended, to register the offer and sale of the Parent Debentures.

     SECTION 6.14. Filing With Insurance Regulatory Authorities. Parent shall cause a Form A to be filed with the appropriate insurance regulatory authority with respect to the Merger within 30 business days of the date of this Agreement.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Merger. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Approval. Each of the Company Stockholders' Approval and Parent Shareholders' Approval shall have been obtained.

                  (b) No Order. No Governmental Entity, nor any court of competent jurisdiction or arbitrator, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (whether temporary, preliminary or permanent) (collectively, "Order") that is then in effect, and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or any other transactions contemplated by this Agreement.

                  (c) Consents. All consents, approvals and authorizations (including, without limitation, the Required Consents which, for greater clarity, include the consents and approvals of the Rhode Island insurance regulatory authorities) legally required to be obtained to consummate the Merger and the other transactions contemplated in and by this Agreement shall have been obtained from and made with all Governmental Entities.

                  (d) Antitrust Waiting Periods. Any waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other person, entity or group that seeks to prevent or delay the consummation of the transactions contemplated by this Agreement.

                  (f) Effective Registration Statement. If any Parent Debentures are to be issued, the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

     SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) Consents. All consents from third parties under any Company Material Contract required as a result of the transactions contemplated by this Agreement shall have been obtained.

                  (d) Regulatory Consents. All consents, approvals and authorizations required to be made with or received from the TSE and the OSC under applicable laws, rules and regulations regarding the Related Party Transactions have been received.

                  (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other person, entity or group that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (f) Employment Agreement. Bruce Guthart, the president of the Company, has executed an employment agreement, together with a related management bonus agreement and restricted stock arrangement, substantially in the form of Exhibit A to this Agreement, and such employment agreement shall be in full force and effect as of the Closing Date.

                  (g) Waiver. Prior to the Closing Date, Schenendorf Seaman, Inc., formerly known as Seaman, Ross & Weiner, Inc. ("SRW"), ASCO Risk Management Corp., formerly known as Amsco Coverage Corp. ("Amsco") and DS Risk Management Corp., formerly known as D.S.I. Associates, Inc. ("DSI"), shall have delivered a written and executed waiver (the "Waiver") of all of their respective rights to receive securities of the Company under the Asset Purchase Agreement among Kaye Insurance Associates, Inc., SRW, Amsco and DSI, Douglas Schenendorf and Alex Seaman dated as of January 1, 1999, pursuant to which SRW, Amsco and DSI shall have agreed to accept cash in lieu of securities of the Company and the Company shall have delivered to Parent an executed copy of such Waiver.

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (provided that any agreement or covenant that is qualified by materiality or by reference to a Material Adverse Effect shall have been performed or complied with in all respects on or prior to the Effective Time) and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (c) Parent Common Shares. The Parent Common Shares shall continue to be posted for trading on the TSE and that number of Parent Common Shares which may be issued upon the conversion of the Parent Debentures have been reserved for issuance by Parent at the Effective Time.

                  (d) Change of Control. Fairfax Financial Holdings Limited and its affiliates shall not have sold or otherwise disposed of such number of Parent Common Shares to cause it or they at the Closing Date to no longer beneficially own at least 30% of the outstanding Parent Common Shares and to no longer beneficially own more Parent Common Shares than any other shareholder of Parent.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Boards of Directors of each of Parent, Merger Sub and the Company;

                  (b) by either Parent, Merger Sub or the Company if the Effective Time shall not have occurred on or before December 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or the Company, if there shall be any Order of a Governmental Entity (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that the provisions of this Section 8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

                  (d) by Parent if the TSE or the OSC shall have indicated in writing that it has made a final and nonappealable determination that it will not grant a consent, approval or authorization referred to under Section 7.02(d) of this Agreement;

                  (e) by Parent if (i) the Board withholds, withdraws, modifies or changes the Company Board Approval in a manner adverse to Parent or shall have resolved to do so, (ii) the Board shall have recommended to the stockholders of the Company an Acquisition Proposal or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal, (iii) the Company shall have failed to include the Company Board Approval in the Company Proxy Statement, (iv) if management of the Company shall fail to certify that the Board has not withdrawn, modified or changed, or resolved to do any of the foregoing with respect to, its recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in good faith, based on its good faith belief that such certification is desired under the circumstances, (v) a tender offer or exchange offer for 30% or more of the outstanding shares of stock of the Company is commenced and, within five business days after such offer is commenced, the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or (vi) the Company Stockholders' Meeting is not held within 45 days after the date on which the Registration Statement shall have become effective;

                  (f) by either Parent or the Company if this Agreement and the transactions contemplated herein shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

                  (g) by either Parent or the Company if this Agreement and the transactions contemplated herein shall fail to receive the requisite vote for approval at the Parent Shareholders' Meeting;

                  (h) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either Section 7.02(a) or (b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of all reasonable efforts and the Company continues to exercise all reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(h) for a period of 30 days from the date on which Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Company Breach; provided further that if, within such 30 day period, the Company does cure such Terminating Company Breach so that the conditions set forth in either
         Section 7.02(a) or (b) would no longer be breached thereby, then Parent shall not be entitled to terminate this Agreement pursuant to this
         Section 8.01(h).

                  (i) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of all reasonable efforts and Parent continues to exercise all reasonable efforts, Company may not terminate this Agreement under this
         Section 8.01(i) for a period of 30 days from the date on which the Company delivers to Parent written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Parent Breach; provided further that if, within such 30 day period, Parent does cure such Terminating Company Breach so that the conditions set forth in either Section 7.03(a) or (b) would no longer be breached thereby, then the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(i)

                  (j) by the Company, upon approval of the Board, if prior to the Company Stockholders' Approval, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel in order to enter into an agreement with respect to a Superior Proposal, upon five business days' prior written notice to Parent, setting forth in reasonable detail the identity of the person making, and the final terms and conditions of, the Superior Proposal and after duly considering any proposals that may be made by Parent during such five business day period; provided, however, that any termination of this Agreement pursuant to this Section 8.01(j) shall not be effective until the Company has made full payment of all amounts provided under Section 8.05; or

                  (k) by Parent, if the Company shall have breached its obligations under Section 6.04.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 8.05; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and that the Confidentiality Agreement shall survive termination of this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein of any other party hereto or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of any other party hereto or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05. Fees and Expenses. (a) In the event that

                  (i) this Agreement is terminated pursuant to Section 8.01(e), 8.01(j) or 8.01(k); or

                  (ii) this Agreement is terminated pursuant to Section 8.01(f) or 8.01(h) and the Company enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, in each case within 12 months after such termination, and the Company shall not theretofore have been required to pay the Fee to Parent pursuant to Section 8.05(a)(i) or 8.05(a)(ii);

                  then, in any such event, the Company shall pay Parent promptly (but in no event later than 10 business days after the first of such events shall have occurred) a fee equal to $3,855,000 (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined).

                  (b) If Parent shall fail to receive the requisite vote for approval at the Parent Shareholders' Meeting and as a result Parent is unable to consummate the transaction, then, in such event, Parent shall pay the Company promptly (but in no event later than 10 business days after the failure to receive the requisite vote for approval) the Fee, which amount shall be payable in immediately available funds, plus all Expenses.

                  (c) If this Agreement is terminated for any reason whatsoever and a party hereto is in material breach of its material covenants and agreements contained in this Agreement or is in material breach of its representations and warranties contained in this Agreement, such party shall, whether or not any payment is made pursuant to Section 8.05(a), reimburse the other party hereto and their respective stockholders and affiliates (not later than five business days after submission of statements therefor) for all out-of-pocket expenses and fees (including, without limitation, all fees of counsel, accountants, experts and consultants and their respective stockholders and affiliates) incurred or accrued by either of them or on their behalf in connection with the Merger or other transactions contemplated by this Agreement and for which such party or its stockholders or affiliates is liable (all the foregoing being referred to herein collectively as the "Expenses"); provided, however, that in no event shall either party be obligated to pay Expenses incurred by the other party in excess of $1,000,000.

                  (d) Except as set forth in this Section 8.05, all costs and expenses incurred in connection with this Agreement, the Voting Agreements and the Merger or other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger and other transactions contemplated by this Agreement are consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing and filing of the Registration Statement and the Proxy Statement, and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

                  (e) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Merger Sub and their respective stockholders and affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                  (f) In the event that Parent shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Company and their respective stockholders and affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

                  if to Parent or Merger Sub:

                           Hub International Limited
                           214 King Street West, Suite 314
                           Toronto, Ontario
                           M5H 3S6
                           Facsimile No.:  (416) 593-8717
                           Attention:  W. Kirk James

                  with a copy to:

                           Shearman & Sterling
                           199 Bay Street, Suite 4405
                           Toronto, Ontario
                           Facsimile No.:  (416) 360-2958
                           Attention:  Brice T. Voran, Esq.

                  if to the Company:

                           Kaye Group Inc.
                           122 East 42nd Street
                           New York, NY  10168
                           Facsimile No.:  (212) 986-2278
                           Attention:  President

                  with a copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY 10174
                           Facsimile No.:  (212) 704-6288
                           Attention:  James Alterbaum, Esq.

                           and

                           Ivy Fischer, Esq.
                           122 East 42nd Street
                           New York, NY  10168
                           Facsimile No.: (212) 338-2973

     SECTION 9.02. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Section 6.05 shall survive the Effective Time indefinitely and those set forth in Sections 6.03(c), 6.08, 6.11, 8.02,
8.05 and this Article IX shall survive termination of this Agreement indefinitely unless a different period is set forth in any such Section.

     SECTION 9.03. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

     SECTION 9.04. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Acquisition Proposal" means (i) any proposal or offer from any person relating to any direct or indirect acquisition of (A) 30% or more of the fair market value of the assets of the Company and its subsidiaries taken as a whole or (B) over 30% of any class of equity securities of the Company or of any Company Subsidiary; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any person beneficially owning 30% or more of any class of equity securities of the Company or any Company Subsidiary; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement; (iv) any person or entity shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that any "group" formed or deemed formed by persons taking actions in furtherance of this Agreement shall not be deemed to constitute a group) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 30% or more of any class of equity securities of the Company or any person, entity or "group" beneficially owning, as of the date hereof, 30% or more of any class of equity securities of the Company shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of an additional 1% of such class of equity securities of the Company; (v) the declaration or payment by the Company, of an extraordinary dividend on any of its shares of capital stock or the effectuation by the Company of a recapitalization or other type of transaction that would involve either a change in the Company's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock; (vi) the repurchase by the Company of shares of Company Common Stock or (vii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay consummation of the Merger or the transactions contemplated by this Agreement.

                  (b) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

                  (c) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares
         (i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                  (d) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

                  (e) "Computer Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted.

                  (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (g) "Material Adverse Effect" means (i) when used in connection with the Company or a Company Subsidiary any circumstance, event, occurrence, change or effect that is or will be materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Company and the Company Subsidiaries taken as a whole, (ii) when used in connection with the Insurance Companies or Insurance Company Subsidiaries any circumstance, event, occurrence, change or effect that is materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Insurance Companies and their subsidiaries taken as a whole, and (iii) when used in connection with the Parent or

         Merger Sub means any circumstance, event, occurrence, change or effect that is or is likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Parent and its subsidiaries taken as a whole.

                  (h) "Parent Debentures" means the 8.5% convertible subordinated debentures due 2006 that shall be issued pursuant to an indenture (the form of which is attached hereto as Exhibit B) by Parent to holders of the Company Common Stock in accordance with the provisions of Article II hereof, as a component of the Merger Consideration.

                  (i) "Performance Stock Plan" shall mean the Company's Performance Stock Plan.

                  (j) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, or political subdivision, agency or instrumentality of a government.

                  (k) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                  (l) "Superior Proposal: means any Acquisition Proposal on terms which the Board determines, in its good faith judgment (after having received the advice of a financial advisor of recognized reputation), to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

                  (m) "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  (n) "$" or "dollar" means a United States dollar.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall


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

negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.07. Governing Law; Forum. Except to the extent that the Merger is mandatorily governed by the DGCL, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles. All Actions arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated herein may not be enforced in or by any of the above-named courts. Parent agrees that it may be served with process in the State of New York and irrevocably appoints Odyssey Reinsurance Corporation, 1 Liberty Plaza, New York, New York 10006, as the agent of Parent to accept service of process relating to any Action arising out of or relating to this Agreement.

     SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.10. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting Agreements and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.


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

     SECTION 9.11. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.


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


                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     HUB INTERNATIONAL LIMITED

                                     By: /s/  W. Kirk James
                                        ----------------------------------------
                                        Name: W. Kirk James
                                        Title:  Vice President & General Counsel

                                     416 ACQUISITION INC.

                                     By: /s/  W. Kirk James
                                        ----------------------------------------
                                        Name: W. Kirk James
                                        Title: President

                                     KAYE GROUP INC.

                                     By: /s/  Michael P. Sabanos
                                        ----------------------------------------
                                        Name:   Michael P. Sabanos
                                        Title:  Executive Vice President &
                                                Chief Financial Officer

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY

                                                          [____________], [____]


Hub International Limited
214 King Street West, Suite 314
Toronto, Ontario
M5H 3S6

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Kaye Group Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 19, 2001 (the "Merger Agreement"), among Hub International Limited, a corporation organized under the laws of Ontario ("Parent"), 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive the 8.5% Subordinated Convertible Debentures due 2006 (the "Parent Debentures")to be issued by Parent on the Closing Date pursuant to an indenture among Parent and o, as trustee. I would receive such Parent Debentures in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Common Stock").

          1. I represent, warrant and covenant to Parent that in the event I receive any Parent Debentures as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Debentures in violation of the Act or the Rules and Regulations.


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

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Debentures, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Parent Debentures to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Debentures has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Debentures issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Debentures by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that there will be placed on the certificates for the Parent Debentures issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [_______ ___, ______] BETWEEN THE REGISTERED HOLDER HEREOF AND HUB INTERNATIONAL LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUB INTERNATIONAL LIMITED."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN

          ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Parent Debentures pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Debentures by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Debentures received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Debentures received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
     (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                               _________________
                                                               Name of Affiliate


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